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[ESS LOGO]                                             EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact Information:
ESS Technology, Inc.                                   Rebecca Mack
Investor Relations                                     Bergman Mack & Associates
(510) 492-1161                                         (949) 981-4496


                ESS TECHNOLOGY REPORTS FIRST QUARTER 2004 RESULTS

     FREMONT, CALIF., APRIL 28, 2004 -- ESS Technology (Nasdaq: ESST) today reported net revenues for the first quarter of 2004 of $76.7 million compared to $33.2 million for the same period last year and compared to $82.9 million in the fourth quarter of 2003.

     GAAP net income for the first quarter of 2004 was $3.3 million, or $0.08 per diluted share, compared to GAAP net loss of ($2.1) million, or ($0.05) per diluted share, for the first quarter of 2003. For the fourth quarter of 2003, GAAP net income was $8.8 million, or $0.21 per diluted share.

     Non-GAAP net income for the first quarter of 2004 was $4.5 million, or $0.11 per diluted share, compared to the first quarter of 2003 non-GAAP net loss of ($1.6) million, or ($0.04) per diluted share. For the fourth quarter of 2003, non-GAAP net income was $9.5 million or $0.23 per diluted share. Non-GAAP net income excludes the effects of amortization of intangible assets, write-down of investments, and their related tax effects. Included in both GAAP and non-GAAP earnings numbers is a one-time legal reserve of $2.8 million for the settlement of contract disputes.

     Robert Blair, president and CEO of ESS Technology commented, "I am pleased to report that our first quarter came in just about as expected. We continued to gain share in the DVD market and once again, we saw our Digital Imaging revenues over $10 million."

     Mr. Blair continued, "We are excited by our gains in the DVD market and by the rapid growth of the CMOS image sensor market. The camera phone market is growing rapidly, with


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recent industry forecasts as high as 150 million units in 2004 and 250 million units in 2005. We are expanding our resources and making investments in engineering, operations, sales and marketing to become a major player in this fast-growing market."

SECOND QUARTER 2004 GUIDANCE

     The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. We are under no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Continuing uncertainty in global economic conditions makes it particularly difficult to predict product demand and other related matters.

     We expect net revenue for the second quarter of 2004 to be $74 to $79 million with gross margins increasing to 32% - 35%. We also expect R&D expenses at 16% - 17%, and other operating expenses to be at 11% - 12% of net revenue. Overall we expect GAAP net income per diluted share to be in the range of $0.09 to $0.13 and non-GAAP net income per diluted share to be in the range of $0.12 to $0.16. Non-GAAP net income excludes the effects of amortization of intangible assets and their related tax effects.

     Mr. Blair concluded, "Looking forward to the second half of 2004, we expect our growth will be driven by our DVD, Recordable and cameraphone products. With our new cameraphone products' performance and our design wins at major cameraphone suppliers worldwide, we are confident that ESS will become a major player in the cameraphone market. And we believe that for 2005 and beyond, the cameraphone business will become a major contributor to both our revenues and profits."

EARNINGS CONFERENCE CALL

     As previously announced, ESS Technology, Inc. has scheduled a conference call beginning 2:00 p.m. PDT / 5:00 p.m. EDT, April 28, 2004, to discuss its first quarter 2004 results. Investors are invited to listen to a live webcast of the conference call at http://www.esstech.com/Q104webcast or http://www.videonewswire.com/ESST/042804. A replay of the webcast will also be available at http://www.esstech.com/ and http://www.videonewswire.com/ESST/042804 or by telephone at (800) 633-8284 (U.S./Canada) / (402) 977-9140 (International), Reservation #21189821, beginning at 5:00 p.m. PDT / 8:00 p.m. EDT, April 28, 2004.


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ABOUT ESS TECHNOLOGY

     ESS Technology, Inc., is a leading supplier of high-performance feature-rich chips, applications and solutions for digital entertainment and digital imaging markets. ESS provides advanced products that enable the emergence of digital home systems that deliver and manage entertainment and information in the home.

     ESS, headquartered in Fremont, California, has R&D, sales, and technical support offices worldwide. ESS Technology's common stock is traded on the Nasdaq National Market under the symbol "ESST". ESS Technology's web site address is: http://www.esstech.com.

(ATTACHMENTS:  Consolidated Summary Financial Statements)

     THE MATTERS DISCUSSED IN THIS NEWS RELEASE INCLUDE CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING, THE POSSIBLE REDUCTION OF CONSUMER SPENDING OCCASIONED BY GENERAL ECONOMIC CONDITIONS, THE TIMELY AVAILABILITY AND ACCEPTANCE OF ESS' NEW PRODUCTS, THE DEPENDENCE ON CONTINUED GROWTH IN DEMAND FOR CONSUMER ELECTRONICS PRODUCTS, THE UNCERTAINTY OF THE OUTCOME OF ANY LITIGATION PROCEEDINGS, AND THE OTHER RISKS DETAILED FROM TIME TO TIME IN THE SEC REPORTS OF ESS, INCLUDING THE REPORTS ON FORM 10-K, FORM 10-Q AND FORM 8-K (IF ANY) WHICH WE INCORPORATE BY REFERENCE. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE ANY FORWARD-LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE.

     All trademarks mentioned in this news release are owned by their respective holders and are used in this news release for identification purposes only.

                                      # # #

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                              ESS TECHNOLOGY, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (unaudited)
                                 (in thousands)


                                                           March 31,   December 31,
                                                             2004         2003
                                                           --------     --------
ASSETS
Current Assets:
   Cash and cash equivalents                               $ 58,011     $ 98,938
   Short-term investments                                    84,001       65,908
   Accounts receivable, net                                  45,765       57,674
   Inventories                                               51,630       33,546
   Prepaid expenses and other assets                          2,529        2,959
                                                           --------     --------
     Total current assets                                   241,936      259,025

Property, plant and equipment, net                           24,330       24,629
Goodwill                                                     43,789       43,789
Other intangible assets                                      10,274       11,510
Other assets                                                 17,979       13,640
                                                           --------     --------
     Total Assets                                          $338,308     $352,593
                                                           ========     ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
   Accounts payable and accrued expenses                     66,660       84,414
   Income taxes payable and deferred income taxes            29,442       29,390
                                                           --------     --------
     Total current liabilities                               96,102      113,804
Non-current deferred tax liability                           11,250       11,708
                                                           --------     --------
     Total liabilites                                       107,352      125,512
                                                           --------     --------
Shareholders' Equity:
   Common stock                                             176,398      175,546
   Accumulated other comprehensive income                       645          929
   Retained earnings                                         53,913       50,606
                                                           --------     --------
     Total shareholders' equity                             230,956      227,081
                                                           --------     --------
     Total Liabilities and Shareholders' Equity            $338,308     $352,593
                                                           ========     ========

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                              ESS TECHNOLOGY, INC.
              GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)
                      (in thousands, except per share data)


                                                           Three months ended
                                                        ------------------------
                                                        March 31,     March 31,
                                                          2004          2003
                                                        --------      --------
Net revenues                                            $ 76,745      $ 33,151
Cost of revenues                                          53,332        23,376
                                                        --------      --------
   Gross profit                                           23,413         9,775
                                                              31%           29%
Operating expenses:
   Research and development                                9,293         6,256
   Selling, general and administrative                    11,742         6,674
                                                        --------      --------
Operating income (loss)                                    2,378        (3,155)
Nonoperating income, net                                   1,162           944
                                                        --------      --------
Income (loss) before provision for
   (benefit from) income taxes                             3,540        (2,211)
Provision for (benefit from) income taxes                    233           (98)
                                                        --------      --------
Net income (loss)                                       $  3,307      $ (2,113)
                                                        ========      ========
Net income (loss) per share
            Basic                                       $   0.08      $  (0.05)
                                                        ========      ========
            Diluted                                     $   0.08      $  (0.05)
                                                        ========      ========
Weighted average common shares:
            Basic                                         39,305        41,662
                                                        ========      ========
            Diluted                                       42,657        41,662
                                                        ========      ========

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                              ESS TECHNOLOGY, INC.
         NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)(2)
                                   (unaudited)
                      (in thousands, except per share data)

                                                      Three months ended
                                                    -----------------------
                                                    March 31,     March 31,
                                                      2004          2003
                                                    --------      --------
Net revenues                                        $ 76,745    $ 33,151
Cost of revenues                                      52,633      23,376
                                                    --------    --------
  Gross profit                                        24,112       9,775
                                                          31%         29%
Operating expenses:
  Research and development                             9,220       6,035
  Selling, general and administrative                 11,255       6,674
                                                    --------    --------
Operating income (loss)                                3,637      (2,934)
Nonoperating income, net                               1,162       1,294
                                                    --------    --------

Income (loss) before provision for (benefit from)
  income taxes                                         4,799      (1,640)
Provision for (benefit from) income taxes                316         (69)
                                                    --------    --------
Non-GAAP net income (loss)                          $  4,483    $ (1,571)
                                                    ========    ========
Non-GAAP net income (loss) per share
    Basic                                           $   0.11    $  (0.04)
                                                    ========    ========
    Diluted                                         $   0.11    $  (0.04)
                                                    ========    ========
Weighted average common shares:
    Basic                                             39,305      41,662
                                                    ========    ========
    Diluted                                           42,657      41,662
                                                    ========    ========

(1) Use of Non-GAAP Financial Information:

To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP measures of operating results, net income/(loss) and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that we believe are not indicative of our on-going core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting results for future periods. The non-GAAP information is presented using consistent methodology from quarter-to-quarter and year-to-year.

These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

(2) Non-GAAP adjustments are detailed within the schedule entitled "Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)."

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                              ESS TECHNOLOGY, INC.
     RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
                                   (unaudited)
                                 (in thousands)


                                               Three months ended
                                              ---------------------
                                              March 31,   March 31,
                                                2004        2003
                                              --------    ---------
GAAP net income (loss)                         $3,307     $(2,113)
Non-GAAP Adjustments:
     Amortization of intangible assets (3)      1,259         221
     Write down of investments (4)               --           350
     Tax effect to items (3) to (4)               (83)        (29)
                                               ------     -------
 Non-GAAP net income (loss)                    $4,483     $(1,571)
                                               ======     =======


(3) Non-GAAP amounts for all periods presented exclude the effects of amortization of intangible assets, amounting to $1,259 and $221 for the three months ended March 31, 2004 and 2003, respectively.

(4) Non-GAAP amounts exclude the effect of the write-down of investments, amounting to $350 for the three months ended March 31, 2003.